 Exhibit 99.1

For further information contact:
Ronald Frank
(716) 684-8060

For immediate release…

ECOLOGY AND ENVIRONMENT, INC.
ANNOUNCES NEW OFFICERS

Buffalo, New York / January 18, 2008

At a recent Board of Directors meeting Mr. John Mye was elected Vice President, Treasurer and Chief Financial Officer replacing former CFO Ronald L. Frank who has changed status to partial retirement.  Mr. Mye is a graduate of the University of Southern California, Los Angeles with a Masters in Business Administration and 27 years in finance, finance management and corporate acquisitions.  Mr. Mye is also a registered professional engineer in the State of New York.

In the same meeting Ms. Colleen Mullaney-Westfall was voted Assistant Secretary of the Corporation.  Ms. Mullaney-Westfall is an attorney and regulatory analyst concerned with environmental liability.  She is a graduate of Hofstra University School of Law and is admitted to the New York State Bar.  She will be responsible for certain corporate legal matters, contract development standards and world wide corporate legal issues including formation of foreign subsidiaries or liquidation thereof.

Ecology and Environment, Inc. is headquartered in Lancaster, New York, a suburb of Buffalo.  Its common stock is listed on the American Stock Exchange under the symbol EEI.  E & E can be located on the World Wide Web at www.ene.com.